     As filed with the Securities and Exchange Commission on April 27, 2001
                                                        Registration No.
                                                              333-
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                    Form S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                 ---------------

   U.S. Bancorp                     Delaware                     41-0255900
  USB Capital III                   Delaware                     41-1899114
  USB Capital IV                    Delaware                     41-1899116
   USB Capital V                    Delaware                     41-1899117
                          (State or other jurisdiction        (I.R.S. Employer
  (Exact name of        or incorporation or organization)    Identification No.)
    Registrant
as specified in its
     charter)

                                                  Lee R. Mitau, Esq.
      601 Second Avenue South                  601 Second Avenue South
 Minneapolis, Minnesota 55402-4302         Minneapolis, Minnesota 55402-4302
           (612) 973-1111                           (612) 973-1111
                                          (Name, address and telephone number,
 (Address, including zip code, and                    Including
    telephone number, including            area code, of agent for service)
area code, of registrant's principal
         executive offices)

               Copy to:

           Fred A. Summer, Esq.                  Lee Meyerson, Esq.
     Squire, Sanders & Dempsey L.L.P.        Simpson Thacher & Bartlett
           41 South High Street                 425 Lexington Avenue
           Columbus, Ohio 43215               New York, New York 10017
              (614) 365-2700                       (212) 455-2000





     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] Registration No. 333-83463

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the box. [ ]

                         CALCULATION OF REGISTRATION FEE


                                                           Proposed           Proposed
                                           Amount          Maximum             Maximum           Amount of
  Title in Each Class of                   to be        Offering Price        Aggregate         Registration
Securities to be Registered              Registered      Per Unit(1)      Offering Price(1)         Fee
---------------------------              ----------     --------------    -----------------     ------------
Junior Subordinated
Debt Securities of U.S. Bancorp
("Junior Subordinated Debt
Securities")
Capital Securities of USB
Capital III ("Capital
Securities")
And Guarantees of Capital
Securities of USB
Capital III ("Guarantee" and
together with the Junior
Subordinated Debt Securities
and the Capital Securities, the
"Securities") (2)
                                       $78,000,000(3)        100%          $78,000,000(3)         $19,500
                                       --------------        ---           --------------         -------
===================================================================================================================



(1) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o).

(2) In addition to the Guarantee and the Junior Subordinated Debt Securities, U.S. Bancorp is also registering under this registration statement certain other back-up obligations. Such back-up obligations include its obligations under the Indenture related to the Capital Securities and under the Amended and Restated Trust Agreement of USB Capital III, pursuant to which U.S. Bancorp will agree, among other things, to pay all debts and obligations (other than with respect to the Capital Securities) of USB Capital Trust III, and all costs or expenses of USB Capital Trust III, including all fees, expenses and taxes of such Trust. No separate consideration will be received by U.S. Bancorp for the Guarantee or such other back-up obligations.

(3) Represents $78,000,000 additional principal amount of Securities to be registered pursuant to Rule 462(b) on this Post-Effective Amendment to the Registrants' Registration Statement No. 333-83643.

                                EXPLANATORY NOTE

This Registration Statement is being filed pursuant to Rule 462(b) and General Instruction IV of Form S-3, both promulgated under the Securities Act of 1933, as amended. The contents of Registration Statement No. 333-83643 which became effective on August 10, 1999, including each of the documents filed by the Company with the Commission and incorporated or deemed to be incorporated by reference therein, are hereby incorporated by reference.

                                   SIGNATURES

         Pursuant to the Requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on April , 2001.

                                           U.S. Bancorp


                                           By:  /s/ Jerry A. Grundhofer
                                              ----------------------------
                                                 Jerry A. Grundhofer
                                                    President and
                                               Chief Executive Officer
                                                (principal executive
                                                      officer)

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


           SIGNATURE                                TITLE                          DATE
           ---------                                -----                          ----
    /s/ Jerry A. Grundhofer              President, Chief Executive            April , 2001
--------------------------------         Officer and Director
      Jerry A. Grundhofer                (principal executive officer)

     /s/ David M. Moffett                Vice Chairman and Chief               April , 2001
--------------------------------         Financial Officer
       David M. Moffett                  (principal financial officer)

     /s/ Terrance R. Dolan               Senior Vice                           April , 2001
--------------------------------         President and Controller
       Terrance R. Dolan                 (principal accounting officer)

    /s/ John F. Grundhofer*              Chairman and Director                 April , 2001
--------------------------------
        John F. Grundhofer

      /s/Linda L. Ahlers*                Director                              April , 2001
--------------------------------
        Linda L. Ahlers

/s/Victoria B. Buyniski Gluckman*        Director                              April , 2001
---------------------------------
   Victoria Buyniski Gluckman

  /s/ Arthur D. Collins, Jr.*            Director                              April , 2001
--------------------------------
    Arthur D. Collins, Jr.

      /s/ Peter H. Coors*                Director                              April , 2001
--------------------------------
        Peter H. Coors

   /s/ John C. Dannemiller*              Director                              April , 2001
--------------------------------
      John C. Dannemiller

     /s/ Joshua Green III*               Director                              April , 2001
--------------------------------
       Joshua Green III

     /s/J. P. Hayden, Jr.*               Director                              April , 2001
--------------------------------
       J.P. Hayden, Jr.

       /s/Roger L. Howe*                 Director                              April , 2001
--------------------------------
         Roger L. Howe

    /s/Thomas H. Jacobsen*               Director                              April , 2001
--------------------------------
      Thomas H. Jacobsen

           SIGNATURE                               TITLE                          DATE
           ---------                               -----                          ----
   /s/ Delbert W. Johnson*              Director                              April , 2001
-----------------------------

     Delbert W. Johnson

    /s/ Joel W. Johnson*                Director                              April , 2001
-----------------------------

       Joel W. Johnson

     /s/ Jerry W. Levin*                Director                              April , 2001
-----------------------------

       Jerry W. Levin

    /s/ Sheldon B. Lubar*               Director                              April , 2001
-----------------------------

      Sheldon B. Lubar

     /s/Frank Lyon, Jr.*                Director                              April , 2001
-----------------------------

       Frank Lyon, Jr.

/s/Daniel F. McKeithan, Jr.*            Director                              April , 2001
-----------------------------

  Daniel F. McKeithan, Jr.

    /s/David B. O'Maley*                Director                              April , 2001
-----------------------------

      David B. O'Maley

/s/O'dell Owens, M.D., M.P.H.*          Director                              April , 2001
------------------------------
O'dell M. Owens, M.D., M.P.H.

     /s/Thomas E. Petry*                Director                              April , 2001
-----------------------------
       Thomas E. Petry

   /s/ Richard G. Reiten*               Director                              April , 2001
-----------------------------

      Richard G. Reiten

    /s/ S. Walter Richey*               Director                              April , 2001
-----------------------------

      S. Walter Richey

    /s/Warren R. Staley*                Director                              April , 2001
-----------------------------

      Warren R. Staley

    /s/Patrick T. Stokes*               Director                              April , 2001
-----------------------------
      Patrick T. Stokes

  /s/ John J. Stollenwerk *             Director                              April , 2001
-----------------------------
     John J. Stollenwerk

  *By /s/Terrance R. Dolan              Attorney-in-fact for the
-----------------------------           persons indicated above with
      Terrance R. Dolan                 an *
      Attorney-in-fact



         Pursuant to the requirements of the Securities Act of 1933, USB Capital III certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, and State of Minnesota on April , 2001.

                                              USB CAPITAL III

                                              By: U.S. Bancorp, as Depositor

                                              By:        /s/Lee R. Mitau
                                                 -------------------------------

                                  EXHIBIT INDEX

          5.1 Opinion of Richards, Layton & Finger, P.A. as to the validity of the Trust Preferred Securities of USB Capital III.

          5.2 Opinion of Squire, Sanders & Dempsey L.L.P., as to validity of the Junior Subordinated Debt Securities and Guarantee of U.S. Bancorp.

          8.1 Opinion of Squire, Sanders & Dempsey L.L.P. regarding certain tax matters.

          23.1      Consent of Richards, Layton & Finger, P.A. (included in
                    Exhibit 5.1).

          23.2 Consents of Squire, Sanders & Dempsey L.L.P. (included in Exhibits 5.2 and 8.1).

          23.3      Consent of PricewaterhouseCoopers LLP

          24.1      Power of Attorney